Exhibit A

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT (this “Agreement”), dated as of December 1, 2006 by and between Avalon Ventures VII, L.P., a Delaware limited partnership and Avalon Ventures VII GP, LLC, a Delaware limited liability corporation (collectively, the “Reporting Persons”).

W I T N E S S E T H

WHEREAS, as of the date hereof, each of the Reporting Persons is filing their statement on Schedule 13D (the “Schedule 13D”) with respect to the common stock, par value $0.001 per share, of Akesis Pharmaceuticals, Inc., a Nevada corporation;

WHEREAS, each of the Reporting Persons is individually eligible to file the Schedule 13D;

WHEREAS, each of the Reporting Persons wishes to file the Schedule 13D and any future amendments thereto jointly and on behalf of each of the Reporting Persons, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”);

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

1. The Reporting Persons hereby agree that the Schedule 13D is, and any future amendments to the Schedule 13D will be filed on behalf of each of the Reporting Persons pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

2. Each of the Reporting Persons hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, such Reporting Person is responsible for the timely filing of the Schedule 13D and any future amendments thereto, and for the completeness and accuracy of the information concerning such Reporting Person contained therein.

3. Each of the Reporting Persons hereby agrees that, this Agreement shall be filed as an exhibit to the Schedule 13D, pursuant to Rule 13d-1(k)(1)(iiii) under the Exchange Act.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative as of the day and year first above written.

AVALON VENTURES VII, L.P.

By:	/s/ Walter Tendler
Name:	Walter Tendler
Title:	Administrative Partner and Chief Financial Officer

AVALON VENTURES VII GP, LLC

By:	/s/ Walter Tendler
Name:	Walter Tendler
Title:	Administrative Partner and Chief Financial Officer